UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment No. 9)

ORION PICTURES CORPORATION
(Name of Issuer)

Common Stock, $.25 Par Value
(Title of Class of Securities)

686285-10-7
(CUSIP Number)

ARNOLD L. WADLER
Senior Vice President, Secretary and
General Counsel, Metromedia Company
One Harmon Plaza, Secaucus, New Jersey 07094
Tel. No: (201) 348-3244
(Name, Address and Telephone Number of
Person Authorized to Receive Notices
and Communications)

January 18, 1988
(Date of Event which Requires Filing of
this Statement)

     If the filing person has previously filed a statement on Schedule 13G to report the acquisition which is the subject of this Schedule 13D, and is filing this schedule because of Rule 13d-1(b)(3) or (4), check the following box ___.

     Check the following box if a fee is being paid with the statement ___. (A fee is not required only if the reporting person: (1) has a previous statement on file reporting beneficial ownership of more than five percent of the class of securities described in Item 1; and (2) has filed no amendment subsequent thereto reporting beneficial ownership of five percent or less of such class.) (See Rule 13d-7.)

     Note: Six copies of this statement, including all exhibits, should be filed with the Commission. See Rule 13d-1(a) for other parties to whom copies are to be sent.

     The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

     The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

                     (Continued on following page(s))

                               SCHEDULE 13d
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Metromedia Company
          (I.R.S. Identification No. 62-1293303)

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP                (a)
Metromedia Company disclaims membership in a group although          (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS

          BK

5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          Delaware

                    7    SOLE VOTING POWER
                              4,074,700 (includes 1,332,260 shares issuable
                              upon exercise of currently exercisable
                              warrants)
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    4,074,700 (includes 1,332,260 shares issuable
     WITH                     upon exercise of currently exercisable
                              warrants)

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          4,074,700 (includes 1,332,260 shares issuable upon exercise of currently exercisable warrants)

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          21.9%

14   TYPE OF REPORTING PERSON

          PN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          John W. Kluge - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP               (a)
John W. Kluge disclaims membership in a group although              (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              4,094,700.  Includes 20,000 shares owned
                              directly and 4,074,700 shares (including
                              1,332,260 shares issuable upon exercise of
                              currently exercisable warrants) beneficially
                              owned through Metromedia Company).
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    4,094,700.  Includes 20,000 shares owned
     WITH                     directly and 4,074,700 shares (including
                              1,332,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company.

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          4,094,700. Includes 20,000 shares owned directly and 4,074,700 shares (including 1,332,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company.

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          22.0%

14   TYPE OF REPORTING PERSON

          IN

                               SCHEDULE 13D
CUSIP No. 686285-10-7


1    NAME OF REPORTING PERSON
     S.S. OR I.R.S. IDENTIFICATION NO. OF ABOVE PERSON

          Stuart Subotnick - S.S. No. ###-##-####

2    CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP               (a)
Stuart Subotnick disclaims membership in a group although           (b) X
a group might be deemed to exist.
3    SEC USE ONLY

4    SOURCE OF FUNDS



5    CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED
     PURSUANT TO ITEMS 2(d) or 2(e)

6    CITIZENSHIP OR PLACE OF ORGANIZATION

          USA

                    7    SOLE VOTING POWER
                              4,074,700 (includes 1,332,260 shares issuable
                              upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia Company
   NUMBER OF
    SHARES          8    SHARED VOTING POWER
 BENEFICIALLY
 OWNED BY EACH
   REPORTING        9    SOLE DISPOSITIVE POWER
    PERSON                    4,074,700 (includes 1,332,260 shares issuable
     WITH                     upon exercise of currently exercisable
                              warrants) beneficially owned through
                              Metromedia Company

                    10   SHARED DISPOSITIVE POWER

11   AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON

          4,074,700 (includes 1,332,260 shares issuable upon exercise of currently exercisable warrants) beneficially owned through Metromedia Company

12   CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES


13   PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)

          21.9%

14   TYPE OF REPORTING PERSON

          IN

          This Amendment No. 9 supplements the Schedule 13D (the "Schedule 13D") filed on June 2, 1986 by John W. Kluge and Metromedia, Inc., as amended by Amendment No. 1 thereto filed on September 12, 1986, Amendment No. 2 thereto filed on November 4, 1986, Amendment No. 3 thereto filed on January 2, 1987, Amendment No. 4 thereto filed on April 7, 1987, Amendment No. 5 thereto filed on October 27, 1987, Amendment No. 6 thereto filed on October 30, 1987, Amendment No. 7 thereto filed on November 23, 1987 and Amendment No. 8 thereto filed on December 15, 1987 in the following respect only (capitalized terms used herein shall have the meanings ascribed to such terms in the Schedule 13D):


Item 3.  Source and Amount of Funds or Other Consideration.

          Item 3 is hereby amended by adding thereto the following paragraph:

          The aggregate cost of the 192,200 shares of Orion
Common Stock purchased by Company in the open market since the transactions reflected on the most recent filing on
Schedule 13D was borrowed by Company from Manufacturers
Hanover Trust Company pursuant to a loan made in the ordi-nary course of business by that bank under Company's exist-ing credit facility with such bank. The credit facility is utilized for working capital purposes.


Item 4.  Purpose of Transaction.

          Item 4 is hereby amended by adding to the last paragraph thereof the following sentence:

          The H-S-R Act waiting period expired on
January 13, 1988.


Item 5.  Interest in Securities of the Issuer.

          Paragraph 5(a) is amended in full by substituting therefor the following paragraphs:

          Company, Mr. Kluge and Mr. Subotnick each own (beneficially or otherwise) 4,074,700 shares of Orion Common Stock, which figure includes 1,332,260 shares issuable upon the exercise of the Orion Warrants. Such 4,074,700 shares constitute approximately 21.9% of the outstanding shares of Orion Common Stock (assuming exercise of all Orion Warrants held by Company).

          Mr. Kluge owns directly an additional 20,000 shares of Orion Common Stock. The wife of Stuart Subotnick also owns 15,000 shares of Orion Common Stock; Mr. Subotnick disclaims beneficial ownership of such shares.

          Paragraph 5(b) is amended in full by substituting therefor the following sentence:

          Each of Company, Mr. Kluge and Mr. Subotnick has sole power to vote and dispose of the 4,074,700 shares owned directly by Company and Mr. Kluge has sole power to vote and dispose of the 20,000 shares owned directly by him.

          Paragraph 5(c) is amended by adding thereto the following paragraphs:

          Exhibit 9 sets forth a listing of the shares of Orion Common Stock purchased by Metromedia since the trans-actions reflected on the most recent filing on Schedule 13D in open-market broker transactions on the Exchange, includ-ing the number of shares purchased, the dates of the pur-chases and the prices per share.

     Exhibit 9 is incorporated herein by reference.


Item 7.  Material to be Filed as Exhibits.

          Item 7 is hereby amended by adding thereto the following:

          Exhibit 9  -   Open-market Purchases of Orion
                         Common Stock

                          SIGNATURE


          After reasonable inquiry and to the best of my knowledge and belief, I hereby certify that the information set forth in this statement is true, complete and correct.

Dated:  January 19, 1988



                         /s/ Stuart Subotnick
                         Stuart Subotnick
                         General Partner
                         Metromedia Company



                         /s/ John W. Kluge
                         John W. Kluge



                         /s/ Stuart Subotnick
                         Stuart Subotnick